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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be used in registering, under the Securities Act of 1933, 100,000 Units of Limited Partnership Interest of (i) our report dated March 31, 1998 accompanying the statement of financial condition of Smith Barney Futures Management Inc. and (ii) our report dated August 14, 1998 accompanying the statement of financial condition of Salomon Smith Barney Global Diversified Futures Fund L.P.


     We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                          /s/  PricewaterhouseCoopers LLP

New York, New York

October 21, 1998